                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          --------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             CENTRA SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                            04-3268918
     (State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation or Organization)             Identification No.)

                               430 BEDFORD STREET
                        LEXINGTON, MASSACHUSETTS  02420
            (Address of Principal Executive Offices)     (Zip Code)


                CENTRA SOFTWARE, INC. 1999 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                               MR. LEON NAVICKAS
                             CENTRA SOFTWARE, INC.
                               430 BEDFORD STREET
                              LEXINGTON, MA  02420
                    (Name and Address of Agent for Service)

                                 (781) 861-7000
         (Telephone Number, Including Area Code, of Agent For Service)

                                With copies to:
                            Robert L. Birnbaum, Esq.
                            Foley, Hoag & Eliot LLP
                             One Post Office Square
                          Boston, Massachusetts  02109

                        CALCULATION OF REGISTRATION FEE

                                                                                        PROPOSED
                                                                 PROPOSED           MAXIMUM AGGREGATE     AMOUNT OF
        TITLE OF SECURITIES                 AMOUNT           MAXIMUM OFFERING        OFFERING PRICE      REGISTRATION
          TO BE REGISTERED             TO BE REGISTERED       PRICE PER SHARE                                FEE
----------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value          1,600,000 shares           $9.06 (1)            $14,496,000          $3,624
----------------------------------------------------------------------------------------------------------------------

(1) For shares issuable pursuant to options and other stock awards that may be granted under the Centra Software, Inc. 1999 Stock Incentive Plan, estimated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq NMS on May 8, 2001.

     This Registration Statement covers 1,600,000 shares of our common stock issuable pursuant to the 1999 Stock Incentive Plan. These shares are in addition to the 3,500,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-40268, which we filed with the Securities and Exchange Commission on June 28, 2000.

     The contents of our Registration Statement on Form S-8, File No. 333-40268, are incorporated herein by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     Exhibit
     No.         Description
     --------    -----------

      5.1    Opinion of Foley, Hoag & Eliot LLP

     23.1    Consent of Arthur Andersen LLP

     23.2    Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

     24.1    Power of Attorney (contained on the signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Centra Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 11th day of May, 2001.

                                 CENTRA SOFTWARE, INC.

                                 By:  /s/ Leon Navickas
                                      -----------------
                                      Chief Executive Officer


                               POWER OF ATTORNEY

     The undersigned officers and directors of Centra Software, Inc. hereby severally constitute and appoint Leon Navickas, Anthony J. Mark and Stephen A. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities as of May 11, 2001.

            Signature                     TITLE
            ---------                     -----

/s/ Leon Navickas                         Chief Executive Officer and Director
-----------------                         (Principal Executive Officer)
Leon Navickas

/s/ Stephen A. Johnson                    Chief Financial Officer, Treasurer
----------------------                    and Secretary Principal Accounting
Stephen A. Johnson                        and Financial Officer)

/s/ Richard D'Amore                       Director
-------------------
Richard D'Amore

/s/ David Barrett                         Director
-----------------
David Barrett

/s/ Robert E. Hult                        Director
------------------
Robert E. Hult

                                 EXHIBIT INDEX

          Exhibit
          No.           Description
          ------        -----------

     5.1     Opinion of Foley, Hoag & Eliot LLP

     23.1    Consent of Arthur Andersen LLP

     23.2    Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

     24.1    Power of Attorney (contained on the signature page)